UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2016 (March 29, 2016)

EUROSITE POWER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54484	27-5250881
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6020
(Registrant’s telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 29, 2016, Eurosite Power Inc.'s wholly owned subsidiary, Eurosite Power Ltd., (collectively, the "Company") entered into a collaboration agreement (the "Agreement") with Tedom a.s, ("Tedom"). Under the Agreement the Company will have a sole and exclusive right of first refusal to any On-Site Utility customer that Tedom or any of Tedom's affiliates becomes aware of in the 28 European countries plus Turkey that Tedom and its affiliates operate in. The term of the Agreement is for two years, with an option for a one year renewal if both parties agree to it before the expiration of the initial two years.

The foregoing description does not constitute a complete summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Collaboration Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 30, 2016	EUROSITE POWER INC.
By: /s/ Bonnie Brown
Bonnie Brown, Chief Financial Officer